UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2019

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Elliott Avenue West, Suite 230
Seattle, Washington 98119
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02 Termination of a Material Definitive Agreement
On May 20, 2019, Kite Pharma, Inc., a Gilead Company (“Kite”), provided Alpine Immune Sciences, Inc. (the “Company”) notice of termination of the License and Research Agreement, by and between AIS Operating Co., Inc., a wholly-owned subsidiary of the Company, and Kite, dated as of October 26, 2015, as amended (the “Agreement”).
Kite terminated the Agreement following the expiration of the Research Term (as defined in the Agreement). Upon termination, the confidentiality and indemnity obligations of the parties will survive and the licenses granted to Kite under the Agreement will terminate. Pursuant to the terms of the Agreement, the termination will be effective on June 20, 2019, thirty (30) days after the effectiveness of Kite’s notice.
For additional information regarding the Agreement, see Note 12 to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 18, 2019.
Item 8.01 Other Events.
On May 14, 2019, the Company entered into a collaboration and license agreement (the “Collaboration Agreement”) with Adaptimmune Therapeutics plc (“Adaptimmune”), a clinical-stage biopharmaceutical company primarily focused on providing novel cell therapies to patients, particularly for the treatment of solid tumors, to develop next-generation SPEAR T-cell products which incorporate the Company’s secreted and transmembrane immunomodulatory protein (termed SIP™ and TIP™) technology. Under the terms of the Collaboration Agreement, Adaptimmune will provide an upfront payment of $2 million to the Company and research funding for ongoing programs. In addition, the Company is eligible for additional one-time payments and downstream development and commercialization milestones of up to $288 million, if all pre-specified milestones for each program are achieved. The Company is also eligible to receive low-single digit royalties on worldwide net sales of the applicable products.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer